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                                                                   Exhibit 10(c)



                              EMPLOYMENT AGREEMENT


                  AMENDED AND RESTATED EMPLOYMENT AGREEMENT dated as of the 30th day of May, 1999 by and between NovaCare, Inc., a Delaware corporation (the "Company"), and Robert E. Healy, Jr. (the "Executive").

                              W I T N E S S E T H:

                  WHEREAS, the Executive currently serves as Senior Vice President, Finance and Administration and Chief Financial Officer of the Company pursuant to an Employment Agreement dated as of June 13, 1997, as amended as of October 14, 1998; and

                   WHEREAS, it may be necessary or appropriate for the Company to sell its interest in NovaCare Employee Services, Inc., a Delaware corporation ("NCES"), and/or its Physical Rehabilitation and Occupational Health division (the "PROH Division") in order to refinance or repay certain bank indebtedness and/or the Company's outstanding convertible subordinated debentures (the "Subordinated Debentures"); and

                  WHEREAS, the sale of NCES or the PROH Division might trigger rights of the Executive to substantial severance payments under the Employment Agreement pursuant to the constructive termination or change of control provisions thereof and the Company believes it is in the best interests of the Company to obtain the agreement of the Executive to waive his rights to such payments in order to ensure continuity of leadership to optimize shareholder value and the Company's credit worthiness; and

                  WHEREAS, the Company's lenders have stated in writing that the waiver of such rights is a pre-condition of any agreement to extend bank credit arrangements beyond May 30, 1999; and

                  WHEREAS, the Executive is willing to waive such rights and the Company and the Executive wish to amend and restate said Employment Agreement, to set forth the terms and conditions on which the Executive will continue to serve in his current positions.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto hereby agree as follows:

                  1.  EMPLOYMENT, TERM.

                  1.1 Employment. The Company agrees to employ the Executive, and the Executive agrees to serve in the employ of the Company, for the term set forth in Section 1.2, in the positions and with the responsibilities, duties and authority set forth in Section 2 and on the other terms and conditions set forth in this Agreement.

                  1.2 Term. The term of the Executive's employment under this Agreement shall commence on the date hereof and shall terminate on July 1, 2001, unless sooner terminated in accordance with this Agreement.



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                  2.  POSITION, DUTIES.

                  The Executive shall serve in the positions of Senior Vice President, Finance and Administration and Chief Financial Officer of the Company. The Executive shall perform, faithfully and diligently, such duties, and shall have such responsibilities, appropriate to said positions, as shall be assigned to him from time to time by the Chief Executive Officer and the Board of Directors of the Company. The Executive shall report to the Chief Executive Officer of the Company. The Executive shall devote his full business time and attention to the performance of his duties and responsibilities hereunder.

                  3.  SALARY, BONUSES, STOCK OPTIONS.

                  3.1 Salary. During the term of this Agreement, in consideration of the performance by the Executive of the services set forth in
Section 2 and his observance of the other covenants set forth herein, the Company shall pay to the Executive, and the Executive shall accept, a base salary at the rate of $325,000 per annum, payable in accordance with the standard payroll practices of the Company. The Executive shall be entitled to such increases in base salary during the term hereof as shall be determined by the Chief Executive Officer of the Company and approved by the Compensation Committee of the Board of Directors of the Company in their sole discretion, taking account of the performance of the Company and the Executive, the size of the Company from time to time, and other factors generally considered relevant to the salaries of officers holding similar positions with enterprises comparable to the Company. In no event shall the base salary of the Executive be decreased during the term of this Agreement.

                  3.2 Signing Bonus. In addition to the base salary provided for in Section 3.1, the Company shall pay to the Executive, and the Executive shall accept, a signing bonus (the "Signing Bonus") of $570,000. The Signing Bonus shall be paid to the Executive upon the execution of this Agreement by the Executive and the Company.

                  3.3 Transaction Bonuses. In addition to the base salary provided for in Section 3.1 and the Signing Bonus, the Company shall pay to the Executive one or more transaction bonuses (each, a "Transaction Bonus") in accordance with the provisions of this Section 3.3.

                  (a) The Company shall pay to the Executive, and the Executive shall accept, a Transaction Bonus of $317,500 upon the sale or other disposition by the Company of all or substantially all of the Company's interest in NCES, should the Company decide to undertake such a sale or other disposition of its interest in NCES.

                  (b) The Company shall pay to the Executive, and the Executive shall accept, a Transaction Bonus of $250,000 upon the first to occur of (i) the refinancing by the Company of the Subordinated Debentures, but only if the maturity date of the refinanced indebtedness is after December 31, 2000, (ii) the sale or other disposition by the Company of all or substantially all of the PROH Division should the Company decide to undertake such a sale or other disposition of the PROH Division, and (iii) the repayment by the Company of the Subordinated Debentures (other than through a refinancing), provided, however, that in the event the PROH Division has


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not been sold or otherwise disposed of and a petition for relief under title 11,
United States Code, is filed by or against the Company prior to repayment by the Company of the entire principal amount of the Subordinated Debentures, then the amount of any Transaction Bonus payable pursuant to this Section 3.3(b)(iii) upon the subsequent repayment of the Subordinated Debentures shall equal the product of (x) $250,000 multiplied by (y) a fraction, the numerator of which is the aggregate amount paid by the Company to repay the Subordinated Debentures, and the denominator of which is the entire principal amount of the Subordinated Debentures, and provided further that no Transaction Bonus shall be payable under this Section 3.3(b)(iii) if all or substantially all of the PROH Division has not been sold or otherwise disposed of and the Subordinated Debentures are repaid for less than fifty per cent (50%) of the entire principal amount of such Subordinated Debentures.

                  (c) The Executive understands and agrees that neither the Company nor the Board of Directors has made a decision to sell or otherwise dispose of the Company's interest in NCES or the PROH Division and that the Company has no duty or obligation to the Executive to sell or attempt to sell either such interest.

                  3.4 Retention Bonus. In addition to the base salary provided for in Section 3.1, the Signing Bonus payable under Section 3.2 and the Transaction Bonuses payable under Section 3.3, the Company shall pay to the Executive and the Executive shall accept, a retention bonus (the "Retention Bonus") of $490,000. The Retention Bonus shall be paid to the Executive (a) $245,000 on January 2, 2000, and (b) $245,000 upon the earlier to occur of (i) adoption of a plan of liquidation of the Company by the Board of Directors of the Company, but only if all or substantially all of the PROH Division has been sold or otherwise disposed of prior to the adoption of such plan of liquidation, or (ii) June 30, 2000. The Executive understands and agrees that neither the Company nor the Board of Directors has made a decision to adopt a plan of liquidation of the Company in the event the PROH Division is sold or otherwise disposed of and the Company has no duty or obligation to the Executive to adopt such a plan of liquidation.

                  3.5 Retention Bonus After June 30, 2000. In the event the employment of the Executive continues beyond June 30, 2000, the Company shall pay to the Executive, and the Executive shall accept, a bonus of $245,000 on January 2 and June 30 of each year, as long as the Executive is employed by the Company on such January 2 or June 30. The Executive shall not be eligible to participate in any other bonus or executive incentive compensation plan of the Company after June 30, 2000.

                  3.6 Sale of the Company. In the event of a merger or consolidation which results in the holders of the outstanding voting securities of the Company (determined immediately prior to such merger or consolidation) owning less than a majority of the outstanding voting securities of the surviving corporation (determined immediately following such merger or consolidation), or any acquisition, directly or indirectly, by any person or group of more than fifty per cent (50%) of the then outstanding voting securities of the Company, the Company shall pay to the Executive, on the date of the closing (the "Closing Date") of such transaction:



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                       (a) any amount of the Transaction Bonuses not theretofore
paid to the Executive pursuant to Section 3.3 hereof (whether or not such Transaction Bonuses shall be payable pursuant to the terms of Section 3.3(a) and 3.3(b)); and

                       (b) a pro-rated amount of each unpaid installment of the Retention Bonus payable under Section 3.4 equal to the product of (x) the amount of such unpaid installment of the Retention Bonus multiplied by (y) a fraction, the numerator of which is the number of days from the date hereof to the Closing Date, and the denominator of which is the number of days from the date hereof until January 2, 2000 in the case of the installment payable pursuant to Section 3.4(a), and June 30, 2000, in the case of the installment payable pursuant to
Section 3.4(b); and

                       (c) in the event that the Closing Date is after June 30, 2000, a bonus under Section 3.5, pro-rated (in accordance with the principles of Section 3.6(b) from the prior June 30 or January 2, as applicable, until the Closing Date.

                  3.7 Stock Options. The Executive shall not be eligible to receive grants of options to purchase the Company's common stock during the term of this Agreement.

                  4. EXPENSE REIMBURSEMENT.

                  During the term of this Agreement, the Company shall reimburse the Executive for all reasonable and necessary out-of-pocket expenses incurred by him in connection with the performance of his duties hereunder, upon the presentation of proper accounts therefor in accordance with the Company's policies.

                  5. BENEFITS. During the term of this Agreement, the Executive will be eligible to participate in all employee benefit plans and programs offered by the Company from time to time to its employees of comparable seniority on terms no less favorable than those in effect as of the date hereof. The Company shall also provide the Executive with an amount of paid vacation each year in accordance with the Company's policy for senior executives. Any unused vacation days, and any other accrued paid time off as of December 31 of each year, shall be carried over from year to year to the extent unused without limitation.

                  6. TERMINATION OF EMPLOYMENT.

                  6.1 Death. In the event of the death of the Executive, the Company shall pay to the estate or other legal representative of the Executive
(a) the base salary provided for in Section 3.1 (at the annual rate then in effect) accrued to the date of the Executive's death and not theretofore paid to the Executive and (b) any unpaid Retention Bonus under Section 3.4 (whether or not such Retention Bonus shall be due and payable pursuant to the terms of
Section 3.4 hereof) and (c) any amount of the Transaction Bonuses not theretofore paid to the Executive pursuant to Section 3.3 hereof (whether or not such Transaction Bonuses shall be payable pursuant to the terms of Section 3.3(a) and 3.3(b)), provided, however, that in the event the Company attempts to sell or otherwise dispose of the PROH Division and fails to do so and ceases such efforts (such determination to be made by resolution of the Board of Directors of the Company) on or before the date of termination of the Executive's employment then the



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Transaction Bonus payable upon a sale or other disposition of the PROH Division shall not be payable hereunder (unless due and payable pursuant to Section 3.3(b) as a result of the prior refinancing or repayment of the Subordinated Debentures), and (d) in the event that the employment of the Executive is terminated pursuant to this Section 6.1 after June 30, 2000, a Retention Bonus under Section 3.5, pro-rated in accordance with the principles of Section 6.4(a)(iii) hereof. Rights and benefits of the estate or other legal representative or transferee of the Executive under the benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs. Neither the estate or other legal representative of the Executive nor the Company shall have any further rights or obligations under this Agreement, except as provided in Section 15.

                  6.2 Disability. If the Executive shall become incapacitated by reason of sickness, accident or other physical or mental disability and shall be unable to perform his normal duties hereunder for a period of six (6) consecutive months, then, at any time following the conclusion of such six (6) month period, the employment of the Executive hereunder may be terminated by the Company or the Executive, upon thirty (30) days' prior written notice to the other. In the event of such termination, the Company shall pay to the Executive
(a) the base salary provided for in Section 3.1 (at the annual rate then in effect) accrued to the date of such termination and not theretofore paid, (b) any unpaid Retention Bonus under Section 3.4 (whether or not such Retention Bonus shall be due and payable pursuant to the terms of Section 3.4 hereof), and
(c) any amount of the Transaction Bonuses not theretofore paid to the Executive pursuant to Section 3.3 hereof (whether or not such Transaction Bonuses shall be payable pursuant to the terms of Section 3.3(a) and 3.3(b)), provided, however, that in the event the Company attempts to sell or otherwise dispose of the PROH Division and fails to do so and ceases such efforts (such determination to be made by resolution of the Board of Directors of the Company), on or before the date of termination of the Executive's employment then the Transaction Bonus payable upon a sale or other disposition of the PROH Division shall not be payable hereunder (unless due and payable pursuant to Section 3.3(b) as a result of the prior refinancing or repayment of the Subordinated Debentures), and (d) in the event that the employment of the Executive is terminated pursuant to this
Section 6.2 after June 30, 2000, a Retention Bonus under Section 3.5, pro-rated in accordance with the principles of Section 6.4(a)(iii) hereof. Rights and benefits of the Executive or his transferee under the other benefit plans and programs of the Company shall be determined in accordance with the terms and provisions of such plans and programs. Neither the Executive nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 7, 8, 9 and 15.

                  6.3 Due Cause. The employment of the Executive hereunder may be terminated by the Company at any time for Due Cause (as hereinafter defined). In the event of such termination, the Company shall pay to the Executive the base salary provided for in Section 3.1 (at the annual rate then in effect) accrued to the date of such termination and not theretofore paid to the Executive. Rights and benefits of the Executive or his transferee under the benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs. For purposes hereof, "Due Cause" shall mean (i) willful, gross neglect or willful, gross misconduct in the Executive's discharge of his duties and responsibilities under this Agreement, or (ii) the Executive's conviction of a felony; provided, however, that the Executive shall be given written notice by the Chief Executive Officer of the Company that it intends to terminate the Executive's employment for Due Cause, which written notice shall


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specify the act or acts upon which the Chief Executive Officer of the Company intends so to terminate the Executive's employment, and the Executive shall then be given the opportunity, within fifteen (15) days of his receipt of such notice, to have a meeting with the Chief Executive Officer of the Company to discuss such act or acts. If the basis of such written notice is other than an act or acts described in clause (ii), the Executive shall be given sixty (60) days after such meeting within which to cease or correct the performance (or nonperformance) giving rise to such written notice and, upon failure of the Executive within such sixty (60) days to cease or correct such performance (or nonperformance), the Executive's employment by the Company shall automatically be terminated hereunder for Due Cause. Neither the Executive nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 7, 8, 9 and 15.

                  6.4 Termination by the Company Without Cause. (a) The Company may terminate the Executive's employment at any time for whatever reason it deems appropriate or without reason; provided, however, that in the event that such termination is not pursuant to Section 6.1 (Death), 6.2 (Disability), 6.3 (Due Cause) or 6.5 (Voluntary Termination), the Company shall pay to the
Executive:

                       (i) on the date of termination, the base salary provided for in Section 3.1 (at the annual rate then in effect) accrued to the date of termination and not theretofore paid to the Executive; and

                       (ii) on the date of termination, any amount of the Transaction Bonuses not theretofore paid to the Executive pursuant to Section
3.3 hereof (whether or not such Transaction Bonuses shall be payable pursuant to the terms of Section 3.3(a) and 3.3(b)), provided, however, that in the event the Company attempts to sell or otherwise dispose of the PROH Division and fails to do so and ceases such efforts (such determination to be made by resolution of the Board of Directors of the Company) on or before the date of termination of the Executive's employment then the Transaction Bonus payable upon a sale or other disposition of the PROH Division shall not be payable hereunder (unless due and payable pursuant to Section 3.3(b) as a result of the prior refinancing or repayment of the Subordinated Debentures); and

                       (iii) on the date of termination, a pro-rated amount of each unpaid installment of the Retention Bonus payable under Section 3.4 equal to the product of (x) the amount of such unpaid installment of the Retention Bonus multiplied by (y) a fraction, the numerator of which is the number of days from the date hereof to the date of termination of the Executive's employment, and the denominator of which is the number of days from the date hereof until January 2, 2000, in the case of the installment payable pursuant to Section 3.4(a), and June 30, 2000, in the case of the installment payable pursuant to
Section 3.4(b); and

                       (iv) in the event that such termination occurs after June 30, 2000, a bonus under Section 3.5, pro-rated (in accordance with the principles of Section 6.4(a)(iii)) from the prior June 30 or January 2, as applicable, until the date of termination of the Executive's employment.

                  (b) Rights and benefits of the Executive or his transferee under the other benefit plans and programs of the Company shall be continued for two (2) years following the date of



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termination of the Executive's employment. Neither the Executive nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 7, 8, 9 and 15.

                  6.5 Voluntary Termination. The Executive may terminate his employment with the Company at any time upon thirty (30) days prior written notice to the Company. In the event of such termination, the Company shall pay to the Executive the base salary provided for in Section 3.1 (at the annual rate then in effect) accrued to the date of such termination and not theretofore paid to the Executive. The Executive shall forfeit all claims and rights to any amount of the Retention Bonus that is not due and payable on the date of termination of the Executive's employment. In the event that the Executive terminates his employment with the Company pursuant to this Section 6.5 prior to January 1, 2000, the Executive shall pay to the Company, within ten (10) days of such termination, an amount equal to the amount that the Company paid to the Executive pursuant to Section 3.2 of this Agreement, net of all taxes applicable to such payment (including Medicare tax), provided, however, that the Company may, in the sole discretion of the Board of Directors of the Company, waive payment of all or any portion of such amount (such waiver to be in writing). For purposes of this Section 6.5, all calculations with respect to Federal, state and local income taxes shall be based on the highest individual marginal Federal, state and local income tax rates applicable to the Executive for 1999. Rights and benefits of the Executive or his transferee under the benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs. Neither the Executive nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 7, 8, 9 and 15.

                  6.6 Payout of Transaction Bonus. In the event that the Executive's employment is terminated pursuant to Section 6.1 (Death), Section
6.2 (Disability) or Section 6.4 (Termination by the Company Without Cause) and the Transaction Bonus under Section 3.3(b) has not been paid (and is not due and payable) on or prior to the date of the Executive's termination of employment then the provisions of this Section 6.6 shall apply:

                      (a) In the event that the Company repays the entire principal amount of the Subordinated Debentures (including through a refinancing) within one year of the date of the Executive's termination of employment, then the Company shall pay to the Executive, on the date the Subordinated Debentures are repaid, the Transaction Bonus provided for in
Section 3.3(b), unless previously paid pursuant to Section 6.6(b).

                      (b) In the event that the Company sells or otherwise disposes of all or substantially all of the PROH Division within one year of the date of the Executive's termination of employment, then the Company shall pay to the Executive, on the date of closing of the sale of the PROH Division, the Transaction Bonus provided for in Section 3.3(b), unless previously paid pursuant to Section 6.6(a).

                  6.7 Acceleration of Payments. In the event that the Company shall fail to pay to the Executive any amount payable pursuant to this Section 6 at the time such payment is due, all amounts to be paid to the Executive (or his estate or legal representative) pursuant to this Section 6, Section 3 and any other provision of this Agreement shall become immediately due and payable without any further action by the Executive (or his estate or legal representative).



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                  6.8 No Change of Control or Constructive Termination. In
consideration of the Company's agreements hereunder, the Executive surrenders all rights under any "change of control" or "constructive termination" provision of any prior agreement between the Executive and the Company.

                  7. CONFIDENTIAL INFORMATION.

                  7.1 Nondisclosure. The Executive shall, during the term of this Agreement and at all times thereafter, treat as confidential and, except as required in the performance of his duties and responsibilities under this Agreement, not disclose, publish or otherwise make available to the public or to any individual, firm or corporation any confidential information (as hereinafter defined).

                  7.2 Confidential Information Defined. For the purposes hereof, the term "confidential information" shall mean all information acquired by the Executive in the course of the Executive's employment with the Company in any way concerning the products, projects, activities, business or affairs of the Company or the Company's customers, including, without limitation, all information concerning trade secrets and the products or projects of the Company and/or any improvements therein, all sales and financial information concerning the Company, all customer and supplier lists, all information concerning projects in research and development or marketing plans for any such products or projects, and all information in any way concerning the products, projects, activities, business or affairs of customers of the Company which is furnished to the Executive by the Company or any of its agents or customers, as such; provided, however, that the term "confidential information" shall not include information which (a) becomes generally available to the public other than as a result of a disclosure by the Executive, (b) was available to the Executive on a non-confidential basis prior to his employment with the Company or (c) becomes available to the Executive on a non-confidential basis from a source other than the Company or any of its agents or customers provided that such source is not bound by a confidentiality agreement with the Company or any of such agents or customers.

                  8. INTERFERENCE WITH THE COMPANY.

                  8.1 Restrictions. The Executive acknowledges that the services to be rendered by him to the Company are of a special and unique character. In order to induce the Company to enter into this Agreement, and in consideration of his employment hereunder, the Executive agrees, for the benefit of the Company, that he will not, during the period of his employment with the Company and thereafter, for the Applicable Period (as hereinafter defined) commencing on the date of termination of his employment with the Company:

                      (a) engage, directly or indirectly, whether as principal, consultant, employee, partner, stockholder, limited partner or other investor (other than a passive investment of (i) not more than five percent (5%) of the stock or equity of any corporation the capital stock of which is publicly traded or (ii) not more than five percent (5%) of the ownership interest of any partnership or other entity) or otherwise, within the United States of America, with any firm or person in any activity or business venture which is in competition with any line or lines of business being conducted by the Company or any subsidiary of the Company at the date of termination of the Executive's employment with the Company, accounting for ten percent (10%)


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or more of the Company's consolidated gross sales, revenues or earnings before taxes for the fiscal year ended immediately prior to the conduct in question (the "Competition Restriction"); or

                       (b) solicit or entice or endeavor to solicit or entice away from the Company any person who was an employee of the Company at job grade numbering 32 or higher, either for his own account or for any individual, firm or corporation, whether or not such person would commit any breach of his contract of employment by reason of leaving the service of the Company (the "Solicitation Restriction"); or

                       (c) employ, directly or indirectly, any person who was an employee of the Company at job grade numbering 32 or higher at any time during the one year period ending on the date of termination of the Executive's employment with the Company, except that this restriction shall not apply in the case of any person whose employment shall have been terminated by the Company (the "Hiring Restriction").

                  8.2 Time Periods. As used in this Section 8, the term "Applicable Period" shall mean:

                       (a) twenty-four (24) months in the case of a termination of employment pursuant to Section 6.3 (Due Cause) or Section 6.4 (Without Due Cause); and

                       (b) twenty-four (24) months in the case of a termination pursuant to Section 6.2 (Disability) or Section 6.5 (Voluntary Termination), but only if the Company gives notice to the Executive within thirty (30) days of the date of termination of employment of its intention to enforce such restrictions against the Executive.

                  9.   EQUITABLE RELIEF.

                  In the event of a breach or threatened breach by the Executive of any of the provisions of Sections 7 or 8 of this Agreement, the Executive hereby consents and agrees that the Company shall be entitled to an injunction or similar equitable relief from any court of competent jurisdiction restraining the Executive from committing or continuing any such breach or threatened breach or granting specific performance of any act required to be performed by the Executive under any of such provisions, without the necessity of showing any actual damage or that money damages would not afford an adequate remedy and without the necessity of posting any bond or other security. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies at law or in equity which it may have.

                  10.  SUCCESSORS AND ASSIGNS.

                  10.1 Assignment by the Company. The Company shall require any successors (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. As used in this Section, the "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law and this Agreement shall be binding upon, and inure to the benefit of, the Company, as so defined.



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                  10.2 Assignment by the Executive. The Executive may not assign this Agreement or any part thereof without the prior written consent of a majority of the Board of Directors of the Company; provided, however, that nothing herein shall preclude one or more beneficiaries of the Executive from receiving any amount that may be payable following the occurrence of his legal incompetency or his death and shall not preclude the legal representative of his estate from receiving such amount or from assigning any right hereunder to the person or persons entitled thereto under his will or, in the case of intestacy, to the person or persons entitled thereto under the laws of intestacy applicable to his estate. The term "beneficiaries", as used in this Agreement, shall mean a beneficiary or beneficiaries so designated to receive any such amount or, if no beneficiary has been so designated, the legal representative of the Executive
(in the event of his incompetency) or the Executive's estate.

                  11. GOVERNING LAW.

                  This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the Commonwealth of Pennsylvania applicable to contracts to be performed entirely within such state. In the event that a court of any jurisdiction shall hold any of the provisions of this Agreement to be wholly or partially unenforceable for any reason, such determination shall not bar or in any way affect the Company's right to relief as provided for herein in the courts of any other jurisdiction. Such provisions, as they relate to each jurisdiction, are, for this purpose, severable into diverse and independent covenants. Service of process on the parties hereto at the addresses set forth herein shall be deemed adequate service of such process.

                  12. ENTIRE AGREEMENT.

                  This Agreement contains all the understandings and representations between the parties hereto pertaining to the subject matter hereof and supersedes all undertakings and agreements, whether oral or in writing, if any there be, previously entered into by them with respect thereto.

                  13. AMENDMENT, MODIFICATION, WAIVER.

                  No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing and signed by the Executive and by a duly authorized representative of the Company other than the Executive. Except as otherwise specifically provided in this Agreement, no waiver by either party hereto of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either party hereto in exercising any right, power or privilege hereunder operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.


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                  14. ARBITRATION.

                  Any controversy or claim arising out of or relating to this Agreement, or any breach thereof, shall, except as provided in Section 9, be settled by arbitration in accordance with the rules of the American Arbitration Association then in effect and judgment upon such award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall be held in the area where the Company then has its principal place of business. The arbitration award shall include attorneys' fees and costs to the prevailing party.

                  15. ADVANCE OF DEFENSE EXPENSES.

                  In the event of any action, proceeding or claim against the Executive arising out of his serving or having served in his capacity as an officer and/or director of the Company, which in the Executive's sole judgment requires him to retain counsel (such choice of counsel to be made in his sole and absolute discretion) or otherwise expend his personal funds for his defense in connection therewith, the Company shall be obligated to advance to the Executive (or pay directly to his counsel) counsel fees and other costs associated with the Executive's defense of such action, proceeding or claim; provided, however, that in such event the Executive shall first agree in writing, without posting bond or collateral, to repay all sums paid or advanced to him pursuant to this Section 15 in the event that the final disposition of such action, proceeding or claim is one for which the Executive would not be entitled to indemnification pursuant to the provisions of the laws of the State of Delaware or the Certificate of Incorporation or By-laws of the Company.

                  16. NOTICES.

                  Any notice to be given hereunder shall be in writing and delivered personally or sent by certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or at such other address as such party may subsequently designate by like notice:

                  If to the Company:

                      NovaCare, Inc.
                      1016 West Ninth Avenue
                      King of Prussia, Pennsylvania  19406
                      Attention:  Chief Executive Officer

                  If to the Executive:

                      Robert E. Healy, Jr.
                      1929 Black Rock Lane
                      Paoli, Pennsylvania 19301

                  17. SEVERABILITY.

                  Should any provision of this Agreement be held by a court or arbitration panel of competent jurisdiction to be enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification to become a part hereof and treated as though originally set forth in this Agreement. The parties further agree that any such court or arbitration panel is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by law. The parties expressly agree that this Agreement as so modified by the court or arbitration panel shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been set forth herein.

                  18. WITHHOLDING.

                  Anything to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Executive or his beneficiaries, including his estate, shall be subject to withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, the Company, may, in its sole discretion, accept other provision for payment of taxes as permitted by law, provided it is satisfied in its sole discretion that all requirements of law affecting its responsibilities to withhold such taxes have been satisfied.

                  19. SURVIVORSHIP.

                  The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

                  20. TITLES.

                  Titles of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the title of any section or paragraph.

                  21. COUNTERPARTS.

                  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                                      * * *

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                            NOVACARE, INC.



                                            By /s/ Timothy E. Foster
                                              ------------------------------
                                               Name: Timothy E. Foster
                                               Title: Chief Executive Officer



                                            By /s/ Robert E. Healy, Jr.
                                              ------------------------------
                                               Robert E. Healy, Jr.